Securities and Exchange Commission
Washington, D.C. 20549

This Amendment adds Exhibits 3(i).10, 10.9, 10.10, 10.11, and 10.12
Form 8-K
(Amendment #1)

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 30, 2005

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 000-30294

Delaware	87-0394290
(State or other jurisdiction of incorporation or organization )	(I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010
(Address of Principal Executive Offices)

212-254-1917
(Registrant's Telephone number, including area code)

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 2.01 for a description of the Agreements concerning the acquisition of AdValiant, Inc., an Ontario Corporation.

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition of Assets

As of June 30, 2005, Dialog Group, Inc., the Registrant, and its wholly owned subsidiary, AdValiant Acquisition Corp entered into an Agreement for Merger with AdValiant, Inc., an Ontario corporation, AdValiant USA, Inc. a Delaware corporation, and their shareholders, Empire Media, Inc., a Delaware corporation, and Matt Wise and Jivan Manhas, two Canadian citizens. There is no pre-existing relationship between Dialog Group and its affiliates and AdValiant and its shareholders except that Empire Media is a minor shareholder of Dialog Group.

AdValiant Inc. is a provider of affiliate marketing and lead generation services based on the cost-per-action and cost-per-lead model.  With their in-house, proprietary tracking technology, AdValiant provides a suite of advertising and marketing tools for both advertisers and publishers. AdValiant offers advertisers fast direct marketing results and return on investment.  For publishers, AdValiant offers top performing campaigns that maximize inventory earnings.

AdValiant has several different revenue streams, including co-registration lead generation, direct marketing, media buying, and search engine optimization services.

The acquisition was accomplished by a statutory merger between Dialog Group’s subsidiary, AdValiant Acquisition Corp., and a newly formed United States holding company, AdValiant USA, Inc. Prior to the merger, AdValiant USA had subscribed for all of the Class A multiple voting shares of AdValiant and AdValiant had reorganized its capital by changing all of its outstanding common shares into Exchangeable Shares each of which entitled the holder to exchange their Exchangeable Shares of AdValiant for shares of AdValiant USA. Also prior to the merger, AdValiant USA issued, for the benefit of holders of AdValiant Exchangeable Shares, Class A Common Stock of AdValiant USA.

As a result of the merger, the AdValiant Exchangeable Shares are now exchangeable for a total of 336,685,584 shares of Dialog Group common stock. In addition Dialog Group issued 400 shares of its new class F preferred special voting stock to the holders of the AdValiant USA class A Common. Each of these shares has voting power equal to 841,714 shares of Dialog Group common stock.

Certificates for Exchangeable Shares exchangeable for 242,514,188 shares of Dialog Group common stock and 300 shares of the Class F Special Voting Stock will be held in escrow pending their distribution pursuant to the merger agreement. The formula for release, described more completely in the Merger Agreement attached as Exhibit 10.9, provides for release of Exchangeable Shares exchangeable for 3,366,856 shares of Dialog Group common stock and four (4) shares of Class F Special Voting Stock for each $24,000 of gross profit generated by AdValiant.

After the closing, Wise and Manhas will be employed by AdValiant for $90,000 per year.

Promptly after the consummation of the transaction, Peter Bordes, the controlling shareholder of Empire Media, Inc. will join Dialog Group’s Board of Directors.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

In connection with the transaction reported in Item 2.01, Dialog Group issued 400 shares of its newly created Class F Special Voting Preferred Stock. The Special Voting Preferred pays no dividend and has a liquidation preference of $0.001 per share. Each share of the Special Voting Preferred has the voting power equal to 841,714 shares of Dialog Group common stock. Generally, these votes would be counted with the votes of the common shares and not as a separate class.

In addition, under the terms of AdValiant’s Exchangeable Shares, AdValiant’s former owners may exchange their shares for a total of 336,685,584 shares of Dialog Group common stock.

There were no cash proceeds derived from this transaction.

The three investors named above each represented themselves in writing to be purchasing the Exchangeable Shares and any Dialog Group Shares issued in exchange for them for their own investment and without a view to redistribution. They agreed to restrictions on resale placed with the Company’s transfer agent and the printing of a legend on each certificate. Because of these factors, this sale and the exchange is exempt from registration under the Securities Act under section 4(2) as not involving a public distribution.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

As a result of the transaction reported in Item 2.01, Empire Media, Inc, Matthew Wise, and Jivan Manhas now have the power to cast 42,085,700, 21,042,850, and 21,042,850 votes, respectively, on all matters effecting Dialog Group. In addition, Peter Bordes, who controls Empire Media, will be joining Dialog Group’s board of directors. As a result, Messrs Bordes, Manhas, and Wise should now be considered as among the control people of Dialog Group.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	The Financial Statements of business acquired.

The required statements will be filed by amendment prior to September 13, 2005.

(b)	Pro forma financial statements.

The required statements will be filed by amendment prior to September 13, 2005.

(c)	Exhibits:

Exhibit Number	Description of Exhibit
3(i).10	Certificate of Designation of Class F Special Voting Shares
10.9
Agreement for Merger (this “Agreement”) is dated as of June 30, 2005 and is among Dialog Group, Inc., a Delaware corporation (“DGI”), AdValiant Acquisition Corp. ("Acquisition"), a Delaware corporation, AdValiant, Inc., an Ontario corporation (“AdValiant”), AdValiant USA, Inc. a Delaware corporation (“AdValiant USA”), and Empire Media, Inc., a Delaware corporation (“Empire”), Matthew Wise, and Jivan Manhas, (the last three are collectively referred to as the “Shareholders”).

10.10	AdValiant, Inc., an Ontario Corporation - Certificate of Amendment to create the Exchangeable Shares
10.11	Voting and Exchange Trust Agreement
10.12	Support Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOG GROUP, INC.

Date: July 8, 2005	By:	/s/ Peter DeCrescenzo
Peter V. DeCrescenzo, President & CEO
Title

INDEX TO EXHIBITS

Exhibit Number	Page Number	Description
3(i).10	E - 1	Certificate of Designation of Class F Special Voting Shares
10.9	E - 4
Agreement for Merger (this “Agreement”) is dated as of June 30, 2005 and is among Dialog Group, Inc., a Delaware corporation (“DGI”), AdValiant Acquisition Corp. ("Acquisition"), a Delaware corporation, AdValiant, Inc., an Ontario corporation (“AdValiant”), AdValiant USA, Inc. a Delaware corporation (“AdValiant USA”), and Empire Media, Inc., a Delaware corporation (“Empire”), Matthew Wise, and Jivan Manhas, (the last three are collectively referred to as the “Shareholders”).

10.10	E - 31	AdValiant, Inc., an Ontario Corporation - Amendment to create the Exchangeable Shares
10.11	E - 51	Voting and Exchange Trust Agreement
10.12	E - 87	Support Agreement